Exhibit 3


                            Tel Aviv, May 30, 2005


IDB Holding Corporation Ltd.
The Triangular Tower, 44th Floor
3 Azrieli Center
Tel Aviv, 67023
Israel

Gentlemen,

            Pursuant to rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agrees that IDB Holding Corporation Ltd. ("IDBH") may file, and will participate in the filing, as necessary on behalf of, and together with, the undersigned with the Securities and Exchange Commission a Schedule 13D or a Schedule 13G and any amendments thereto in respect of shares of Koor Industries Ltd. purchased, owned or sold from time to time by the undersigned.

            IDBH is hereby authorized to file a copy of this letter as an exhibit to said Schedule 13D or Schedule 13G or any amendments thereto.


                                                Very truly yours,

                                                (signed)
                                                __________________________
                                                Shelly Dankner-Bergman

Agreed:

(signed)
__________________________
IDB Holding Corporation Ltd.